                                                                       Exhibit 4

                            MONRO MUFFLER BRAKE, INC.
                             1998 STOCK OPTION PLAN

                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

                  1.1 Establishment and Effective Date. Monro Muffler Brake, Inc., a New York corporation (the "Company"), hereby establishes a stock option plan to be known as the Monro Muffler Brake, Inc. 1998 Stock Option Plan (the "Plan"). The Plan shall become effective as of November 18, 1998, subject to the approval of the Company's stockholders.

                  1.2 Purpose. The purpose of the Plan is to encourage and enable all eligible employees (subject to such requirements as may be prescribed by the Stock Option Committee (the "Committee")) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's common stock, par value $0.01 per share ("Common Stock"). Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.

                                    ARTICLE 2

                                     AWARDS

                  2.1 Form of Awards. Awards under the Plan may be granted in the form of incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("Non-qualified Stock Options") that are not intended to qualify as incentive stock options under Section 422 of the Code (collectively, "Options").

                  2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 750,000, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option expires unexercised or is terminated, surrendered or canceled without being exercised in whole for any reason, the shares of Common Stock covered by such Option shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine. In addition, shares of Common Stock withheld in payment of taxes relating to Options, and the number of shares of Common Stock equal to the number of shares surrendered in payment of the exercise price of Options or taxes relating to Options, shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine.

                  2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require employees to return to the Company

Options previously granted under the Plan. Subject to the provisions of the Plan, such new Option shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                    ARTICLE 3

                                 ADMINISTRATION

                  3.1 Committee. Awards shall be determined, and the Plan shall be administered by, the Committee as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and by Section 162(m) of the Code (or Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock, stock options or any other equity security or derivative security of the Company or any of its affiliates pursuant to the Plan or any other plan of the Company or its affiliates either while serving on the Committee or during the one year period prior to being appointed to the Committee; (ii) is an employee or former employee of the Company; or (iii) receives remuneration from the Company, either directly or indirectly, in any capacity other than as a director.

                  3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options; and (iii) to determine the employees to whom, and the time or times at which, Options shall be granted.

                  3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

                  3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees who have received awards under the Plan and all other interested persons.

                  3.5 Liability; Indemnification. No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Options granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

                                    ARTICLE 4

                                   ELIGIBILITY

                  Options may be granted to all employees of the Company or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee), including officers of the Company; PROVIDED, HOWEVER, that no employee may receive a grant of an Option to purchase more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. Options may be granted to a director of the Company, provided that the director is also an employee. In determining the employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion shall deem relevant.

                  As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Company and any present or future corporation which is or may be a "subsidiary corporation" of the Company (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

                                    ARTICLE 5

                                  STOCK OPTIONS

                  5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

                  5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 10 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

                  5.3 Option Price. The purchase price per share under each Incentive Stock Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be specified by the Committee. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($0.01). Notwithstanding the foregoing, to the extent required by the Code, the purchase price per share under each Non-qualified Stock Option granted to an employee who is treated as a "covered employee" (as defined in Section 162(m)(3) of the Code) on the date such Non-qualified Stock Option is exercised shall not be less than 100% of the Market Price of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

                  The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day.

                  5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any subsidiary) shall not exceed $100,000.

                  5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Company.

                  5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise.

                  5.7 Term. The term of each Option granted under the Plan shall be determined by the Committee; PROVIDED, HOWEVER, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

                  5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                  The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

                                    ARTICLE 6

                          NONTRANSFERABILITY OF OPTIONS

                  No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.3 hereof.

                  Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Options granted under the Plan to provide that the recipient of such Options may transfer any such Options other than by will or the laws of descent and distribution in any manner authorized under applicable law.

                                    ARTICLE 7

             EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT,
                 DISABILITY, RETIREMENT, DEATH OR SPECIAL EVENT

                  7.1 General Rule. Except as expressly determined by the Committee in its sole discretion, no Option shall be exercisable after thirty
(30) days following the recipient's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of: (i) Retirement (as defined in Section 7.2), (ii) Disability (as defined in Section 7.2), or (iii) death.

                  Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony;
(ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; or (iv) any breach of the employee's fiduciary duties to the Company as an employee. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

                  7.2 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable for one (1) year following such Disability or Retirement.

                  "Disability" shall mean any termination of employment with the Company or a subsidiary because of a "Disability" as such term is defined in
Section 22(e) of the Code. "Retirement" shall mean a termination of employment with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who is at least sixty-five (65) years of age and who has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee with respect to a determination regarding Disability or Retirement shall be final and conclusive.

                  7.3 Death. In the event of the death of a recipient of Options while an employee of the Company or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees, at any time within one (1) year from the date of death, at which time such Options shall terminate.

                  In the event of the death of a recipient of Options following a termination of employment due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees, to the same extent such Options were exercisable by the recipient following such termination of employment.

                  7.4 Leave of Absence. In the case of an employee on an approved leave of absence, the Options of such employee shall not be affected unless such leave is longer than three (3) months. The date of exercisability of any Options of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than three (3) months shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options due to a leave of absence.

                  7.5 Change in Control. Notwithstanding any provisions of the Plan to the contrary, if there should be a Change in Control of the Company (i) the Company shall give each recipient of Options written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and
(ii) all of the Options held by employees not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control; PROVIDED, HOWEVER, that all or a portion of such Options shall not be exercisable to the extent that the exercise would cause the employee to be subject to taxes under Section 4999 of the Code.

                  "Change in Control" shall mean any of the following: (i) any person who is not an "affiliate" (as defined in Rule 12b-2 of the Act) of the Company as of the effective date of the Plan becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the effective date of the Plan; or (iii) there occurs a merger, consolidation or other reorganization of the Company with a person who is not an affiliate of the Company as of the effective date of the Plan, and in which the Company is not the surviving entity.

                                    ARTICLE 8

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

                  Notwithstanding any other provision of the Plan, the Committee may: (i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder; or (ii) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.

                                    ARTICLE 9

                            AMENDMENT AND TERMINATION

                  The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 8 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

                                   ARTICLE 10

                                WRITTEN AGREEMENT

                  Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

                  11.1 Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by: (i) surrendering shares of Common Stock owned by the employee; or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the employee. Shares of Common Stock surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

                  11.2 Successor. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

                  11.3 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or Designated Beneficiary, personal representative, heir or legatee of such employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

                  11.4 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee's employment at any time.

                  11.5 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed: (i) to the employee at the employee's address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Stock Option Committee."

                  11.6 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                  11.7 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York.